                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)   September 29, 1998
                                                  ------------------------------

                             EPL Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                     0 - 28444                  84-0990658
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


    2 International Plaza, Suite 245, Philadelphia, PA              19113
--------------------------------------------------------------------------------
        (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code   (610) 521-4400
                                                   -----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

        At its Annual Meeting of Shareholders held on September 29, 1998, EPL Technologies, Inc. (the "Company") discussed its strategies to pursue continued growth in U.S. and Western European markets by using its proprietary technologies and expertise in food science to package and market fresh produce.

        The Company reported that it currently expects to make fresh corn available nationally under the "Green Giant(R) Fresh" brand on a year-round basis and plans to begin such shipments this fall. The Company also stated that its objective was to grow its corn business to annual revenues of $100 million by 2002.

        The Company currently sells fresh-cut potatoes to the food service market under the "Green Giant(R) Fresh" brand. At present, the Company is focusing sales efforts for its "Fresh Fries(TM)" product in the Western U.S. and is implementing and/or testing this product with four operators of an aggregate of approximately 230 restaurant units in California, Oregon and Nevada, which currently serve fresh french fries processed in-house. The Company estimates, based on market research and industry information, that potential revenues from its "Fresh Fries(TM)" product from that user category in the Western U.S. region alone approximate $70 million annually.

        The above contains certain forward-looking statements regarding the Company's expectations as to the future expansion and development of its business. Actual results may vary materially from these expectations. Meaningful factors that may cause actual results to be different from expectations include, but are not limited to, (i) the Company's product development and sales process, which remains lengthy and resource-intensive, (ii) the uncertainty of demand for or market acceptance of the Company's products, and (iii) personnel and production requirements and related difficulties in managing multiple product lines.

        At the Company's Annual Meeting, shareholders re-elected Paul L. Devine, Robert D. Mattei and Al S. Clausi as directors of the Company and approved a new stock option plan of 850,000 shares. The minimum exercise price for options granted to its existing executives and employee directors under the new plan is $14 per share.




ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS


        a)  Not Applicable

        b)  Not Applicable

        c)  Exhibits
            --------

            99.1  Press Release dated October 1, 1998 in relation to Annual
                  Meeting

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : October 13, 1998                         EPL Technologies, Inc.


                                                 By: /s/ PAUL L. DEVINE
                                                     ----------------------
                                                     Paul L. Devine
                                                     Chairman and President